                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  WICKES INC.
--------------------------------------------------------------------------------
                (Name or Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

     (3) Filing party:
--------------------------------------------------------------------------------

     (4) Date filed:
--------------------------------------------------------------------------------

                               WICKES LUMBER LOGO

                            706 North Deerpath Drive
                          Vernon Hills, Illinois 60061

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 22, 1998

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Wickes Inc. to be held on Monday, May 18, 1998, at 9:00 a.m., Central Daylight Time, at the executive offices of the Company, 706 North Deerpath Drive, Vernon Hills, Illinois.

     The meeting will be held for the following purposes:

     (1) To elect three members of the Board of Directors for three-year terms and until their successors have been elected and qualified.

     (2) To consider for approval an amendment to the Company's Amended and Restated 1993 Long-Term Incentive Plan.

     (3) To approve the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company.

     (4) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 10, 1998, will be entitled to vote at the Annual Meeting.

     Whether or not you expect to attend the meeting, please read the accompanying Proxy Statement and complete, sign, date and return the accompanying Proxy in the enclosed postage paid envelope at your earliest convenience. You may revoke your Proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND EACH
PROPOSAL.

     We hope you will plan to attend the meeting.

                                          Sincerely yours,

                                   J. Steven Wilson
                                          J. Steven Wilson,
                                          Chairman
                                          and Chief Executive Officer

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
General Information.........................................      1
Securities Outstanding and Voting...........................      2
Principal Security Holders and Security Ownership of
  Management................................................      2
Election of Directors.......................................      4
Board of Directors' Meetings and Compensation...............      5
Management..................................................      7
Report of the Compensation and Benefits Committee...........      8
Executive Compensation......................................     10
Amendment of 1993 Long-Term Incentive Plan..................     14
Certain Relationships and Related Transactions..............     17
Compliance with Section 16(a) of the Securities Exchange Act
  of 1934...................................................     17
Comparison of Cumulative Total Return.......................     18
Approval of Auditors........................................     19
Other Matters...............................................     19
Shareholder Proposals.......................................     19
Form 10-K...................................................     19
Expenses of Solicitation....................................     19

                                  WICKES INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished to shareholders of Wickes Inc. (the "Company") in connection with the solicitation by the Board of Directors of Proxies to be used at the 1998 Annual Meeting of Shareholders of the Company (the "Meeting"). The Meeting will be held on Monday, May 18, 1998, at 9:00 a.m., Central Daylight Time, at the executive offices of the Company, 706 North Deerpath Drive, Vernon Hills, Illinois. This Proxy Statement and enclosed form of Proxy were first sent to shareholders on or about April 22, 1998.

     The Board of Directors of the Company is soliciting Proxies so that each shareholder is given an opportunity to vote. These Proxies enable shareholders to vote on all matters that are scheduled to come before the Meeting. When Proxies are returned properly executed, the shares represented thereby will be voted by the Proxy Committee in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted "with" authority to vote for directors and "for" the proposals. The Proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting.

     If the enclosed Proxy is duly executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by voting in person, by duly executing and delivering a subsequent Proxy or by providing written notice to the Company's President or Secretary. The shares represented by a Proxy will be voted unless the Proxy is revoked or is mutilated or otherwise received in such form or at such time as to render it not votable.

     Votes cast by proxy or in person at the Meeting, which will be tabulated by inspectors of election appointed for the Meeting, will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The Proxy Committee is composed of J. Steven Wilson, Chairman and Chief Executive Officer of the Company, and Kenneth M. Kirschner, Vice Chairman, Chief Administrative Officer, General Counsel and Secretary of the Company, who will vote all shares represented by Proxies.

     The principal executive offices of the Company are located at 706 North Deerpath Drive, Vernon Hills, Illinois 60061.

                       SECURITIES OUTSTANDING AND VOTING

     Only holders of shares of the Company's common stock, par value $.01 per share ("Wickes Voting Common Stock"), of record at the close of business on April 10, 1998, will be entitled to vote at the Meeting. On that date, 7,687,342 shares of Wickes Voting Common Stock were outstanding.

     Each share of Wickes Voting Common Stock is entitled to one vote on all matters submitted to a vote of shareholders, including election of directors. Approval of each of the matters to be acted upon at the Meeting will require a majority of the votes cast at the Meeting to be cast in favor of the matter, except that directors will be elected by a plurality of the votes cast.

        PRINCIPAL SECURITY HOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table contains information as of February 28, 1998, concerning beneficial ownership of Wickes Voting Common Stock by persons known by the Company to own beneficially more than five percent of Wickes Voting Common Stock and by (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table on page 10 hereof and (iii) all executive officers and directors of the Company as a group.

     The following table also contains information as of February 28, 1998, concerning beneficial ownership by such persons of common stock, par value $.10 per share ("Riverside Common Stock"), of Riverside Group, Inc. ("Riverside"). Riverside may be deemed the parent of the Company.

                                            AMOUNT AND NATURE                    AMOUNT AND NATURE
                                              OF BENEFICIAL                       OF BENEFICIARY
                                              OWNERSHIP OF                         OWNERSHIP OF
                                              WICKES VOTING             % OF         RIVERSIDE        % OF
  NAME AND ADDRESS OF BENEFICIAL OWNER       COMMON STOCK(1)            CLASS     COMMON STOCK(1)     CLASS
  ------------------------------------      -----------------           -----    -----------------    -----
5% STOCKHOLDERS:
Riverside Group, Inc. ..................        4,152,413(2)            54.0          --               --
  7800 Belfort Parkway
  Jacksonville, Florida 32256
J. Steven Wilson........................        4,184,413(2)(3)         54.2         2,664,804(4)     50.4
  7800 Belfort Parkway
  Jacksonville, Florida 32256
Wellington Management Company...........          790,100               10.3          --               --
  75 State Street
  Boston, Massachusetts 02109
Dimensional Fund Advisors, Inc. ........          459,700(5)             6.0          --               --
  1299 Ocean Avenue
  Santa Monica, California 90401
OTHER DIRECTORS AND NAMED EXECUTIVE
  OFFICERS:
Albert Ernest, Jr. .....................           39,328(6)             *            --               --
Kenneth M. Kirschner....................          126,340(7)             1.6           433,100(8)      8.1
William H. Luers........................           10,966(9)             *            --               --
Robert E. Mulcahy, III..................            6,070(6)(10)         *            --               --
Frederick H. Schultz....................          138,327(6)(11)         1.8           330,456(12)     6.3
Claudia B. Slacik.......................           18,234(6)             *            --               --
David T. Krawczyk.......................           11,127                *            --               --
Jimmie J. Frank.........................               --                *            --               --
All directors and executive officers as
  a group (13 persons)..................        4,569,680(13)           58.7         3,428,360(14)    64.5

---------------
  *  Less than 1.0%

 (1) Unless otherwise noted, the owner has sole voting and dispositive power.

 (2) Approximately 1,750,000 of the shares of Wickes Voting Common Stock owned by Riverside are directly or indirectly pledged to secure indebtedness of Riverside. Mr. Wilson is the Chairman, President and Chief Executive Officer and controlling shareholder of Riverside and shares voting and dispositive power over the shares of Wickes Voting Common Stock beneficially owned by Riverside. Essentially all of the voting securities of Riverside beneficially owned by Mr. Wilson are pledged to secure indebtedness of Mr. Wilson and his affiliates.

 (3) Includes 32,000 shares presently acquirable pursuant to employee stock options.

 (4) Includes 2,543,553 shares held by a corporation controlled by Mr. Wilson and 47,738 shares held in Mr. Wilson's account in Riverside's employee stock ownership plan. Essentially all of the voting securities of Riverside beneficially owned by Mr. Wilson are pledged to secure indebtedness of Mr. Wilson and his affiliates.

 (5) Includes 54,700 and 102,100 shares owned by DFA Investment Dimensions Group, Inc. and DFA Investment Trust Company, respectively, of which certain officers of Dimensional Fund Advisors Inc. are officers.

 (6) Includes 5,445 shares presently acquirable pursuant to director stock options.

 (7) Includes 600 shares owned by a retirement account for Mr. Kirschner's spouse, 12,900 shares held by retirement plans and accounts for Mr. Kirschner's benefit, 21,300 shares presently acquirable pursuant to employee stock options, and 5,850 shares allocated to Mr. Kirschner's account in the Company's savings and retirement plan (the "401(k) Plan").

 (8) Includes 85,725 shares in various retirement accounts for Mr. Kirschner's benefit, 30,000 shares presently acquirable pursuant to director stock options, and 7,000 shares held in a retirement account for the benefit of Mr. Kirschner's spouse.

 (9) Includes 2,889 shares presently acquirable pursuant to director stock options.

(10) Includes 125 shares owned by Mr. Mulcahy's daughter.

(11) Includes 5,510 shares owned by Mr. Schultz's spouse, as to which Mr. Schultz disclaims beneficial ownership.

(12) Includes 61,378 shares held in various retirement accounts for Mr. Schultz's benefit and 42,500 shares held by Mr. Schultz's spouse.

(13) Includes 103,369 shares acquirable pursuant to presently exercisable warrants and options.

(14) Includes 30,000 shares presently acquirable pursuant to stock options.

                             ELECTION OF DIRECTORS

     In accordance with the Bylaws of the Company, the Company's Board of Directors has provided for a Board of Directors, divided into three classes, consisting of seven members. The directors of each class are to be elected at the annual meeting of shareholders held in the year in which the term for such class expires and serve thereafter for three years. The term of office for directors in Class II expires at the Meeting. The term of office for directors in Class III expires in 1999 and that for Class I directors in 2000.

     Unless authority is withheld, the Proxy Committee will vote for the election of the three nominees named below as directors of the Company. Each nominee has consented to being named as such in this Proxy Statement and has agreed to serve if elected. If a nominee should become unavailable, the members of the Proxy Committee may in their discretion vote for a substitute. However, in no event will Proxies be voted for more than three persons. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

     The following table gives the names of the nominees for election to the Board of Directors, their ages and the years they first became directors.

                                                                      YEAR FIRST
                          NAME                            AGE       BECAME DIRECTOR
                          ----                            ---       ---------------
Albert Ernest, Jr. .....................................  67             1993
William H. Luers........................................  68             1995
Claudia B. Slacik.......................................  41             1992

     Mr. Ernest has been a director of the Company since September 1993. Mr. Ernest currently is the president of Albert Ernest Enterprises, an investment firm. From 1971 through 1991, Mr. Ernest was associated with Barnett Bank of Jacksonville, N.A. and Barnett Banks, Inc. ("BBI"), serving as Vice Chairman and a director of BBI from 1982 to 1988 and President and Chief Operating Officer and a director of BBI from 1988 to 1991. He is also a director of the Emerald Funds, FRP Properties, Inc., Florida Rock Industries, Inc., Regency Realty Corporation and Stein Mart, Inc.

     Mr. Luers has been a director of the Company since June 1995. Mr. Luers has been President of The Metropolitan Museum of Art since 1986. He served in the United States Foreign Service from 1957 to 1986 and was Ambassador to Czechoslovakia from 1983 to 1986 and Ambassador to Venezuela from 1978 to 1982. Mr. Luers is also a director of IDEX Corporation and several Scudder international and domestic mutual funds. He is also a trustee or director of many not-for-profit organizations, such as the Rockefeller Brothers Fund.

     Ms. Slacik has been a director of the Company since June 1992. Ms. Slacik has been a Vice President in the Structured Finance Group at Citicorp N.A. since July 1993. She was Vice President, Strategic Planning at World Color Press, Inc., a commercial printer, from June 1992 to March 1993. Prior to that time, from 1979, Ms. Slacik was a Vice President of Bankers Trust Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

     The following table presents information with respect to the members of the Board of Directors whose terms do not expire at the Meeting:

                                                                                DIRECTOR
                   NAME                     AGE            POSITIONS             SINCE
                   ----                     ---            ---------            --------
J. Steven Wilson..........................  54    Director (Class I); Chairman    1991
                                                  and Chief Executive Officer
Kenneth M. Kirschner......................  55    Director (Class I); Vice        1993
                                                  Chairman, Chief
                                                  Administrative Officer,
                                                  General Counsel and
                                                  Secretary
Robert E. Mulcahy III.....................  61    Director (Class III)            1988
Frederick H. Schultz......................  69    Director (Class III)            1993

     Mr. Wilson has been Chief Executive Officer and a director of the Company since November 1991 and Chairman since August 1993. Mr. Wilson also assumed the duties of President from July 1996 to May 1997. For more than the past five years, Mr. Wilson has been Chairman, President and Chief Executive Officer of Riverside. Mr. Wilson is also a director of Riverside and First Industrial Realty Trust, Inc.

     Mr. Kirschner has been a director and Secretary of the Company since August 1993, Vice Chairman and General Counsel of the Company since February 1994, and Chief Administrative Officer since February 1998. From August 1993 to February 1994, Mr. Kirschner was also Vice President of the Company. For more than the past five years, Mr. Kirschner has been a partner of the law firm Holland & Knight LLP or a shareholder of a Jacksonville, Florida law firm that combined with Holland & Knight LLP in February 1998. Mr. Kirschner is also a director and Vice Chairman of Riverside.

     Mr. Mulcahy has been a director of the Company since April 1988. Since April 15, 1998, Mr. Mulcahy has been Director of Athletics of Rutgers University. For more than five years prior to that time, Mr. Mulcahy was President and Chief Executive Officer of New Jersey Sports & Exposition Authority, a racing, sports and entertainment enterprise. He is also a director of First Morris Bank and Orange & Rockland Utilities, Inc.

     Mr. Schultz has been a director of the Company since September 1993. Mr. Schultz is a private investor. From 1979 to 1982, Mr. Schultz served as Vice Chairman of the Board of Governors of the Federal Reserve System. He is also a director of American Heritage Life Insurance Company and Riverside.

                 BOARD OF DIRECTORS' MEETINGS AND COMPENSATION

     The Board of Directors met six times in 1997; all directors attended more than 75 percent of all meetings of the Board of Directors and the committees on which they served.

     The Company has standing Audit, Compensation and Benefits, and Related Party Committees. The members of the Audit Committee are Messrs. Mulcahy (chair), Luers and Schultz. The Audit Committee, which met formally three times in 1997, reviews and approves the selection of and the services performed by the Company's independent accountants, meets with and receives reports from the Company's financial and accounting staff and independent accountants, and reviews the scope of audit procedures, accounting practices and internal controls. The members of the Compensation and Benefits Committee, which met formally five times in 1997, are Mr. Ernest (chair) and Ms. Slacik. The Compensation and Benefits Committee establishes and approves all elements of the compensation of the Chief Executive officer and other senior executive officers, advises the Board with respect to compensation of the Company's directors, approves all executive compensation plans, reviews such other compensation and employee benefit plans, as it deems appropriate, performs administrative or other duties with respect to certain compensation and benefit plans and reviews the Company's management organization and development. The members of the Related Party Committee are Ms. Slacik (chair) and Messrs. Ernest, Luers and Mulcahy. The Related Party Committee reviews proposed transactions between the Company and related parties and either approves or disapproves such transactions or makes a recommendation to the full Board of Directors with respect to such transactions.

     During 1997, directors received $27,000 per year for their services as directors. In addition, the chairs of the Audit, Compensation and Benefits and Related Party Committees received $3,600 per year, and the other members of these committees received $2,700.

     Outside directors also participate in the 1993 Director Incentive Plan. For information concerning this plan, including stock options granted during 1997 to directors other than Messrs. Wilson and Kirschner, see "Executive Compensation -- Employee Plans -- Director Incentive Plan."

                                   MANAGEMENT

     Set forth below is information regarding the executive officers of the
Company:

                                                                             EXECUTIVE
                                                                              OFFICER
          NAME              AGE                   POSITION                     SINCE
          ----              ---                   --------                   ---------
J. Steven Wilson........    54        Chairman and Chief Executive                1991
                                      Officer
Kenneth M. Kirschner....    55        Vice Chairman, Chief                        1993
                                      Administrative Officer, General
                                      Counsel and Secretary
David T. Krawczyk.......    41        President and Chief Operating               1996
                                      Officer
Gene L. Curtin..........    50        Vice President -- Management                1994
                                      Information Systems
George C.
  Finkenstaedt..........    46        Vice President -- Merchandising             1990
Jimmie J. Frank.........    43        Vice President -- Merchandising             1997
James A. Hopwood........    36        Vice President -- Finance                   1998
Gene R. Logan...........    58        Vice President -- Sales                     1997

     For information regarding Messrs. Wilson and Kirschner, see "Election of Directors."

     Mr. Krawczyk joined the Company in December 1996 as Senior Vice President -- Operations and was elected President and Chief Operating Officer in May 1997. For more than five years prior to that time Mr. Krawczyk held various management positions with Grossman's, Inc., including president of its Contractor's Warehouse division from April 1993 to December 1996.

     Mr. Curtin joined the Company in December 1992 as Director of Information Systems. He was elected Vice President, Information Systems in November 1993. For more than five years prior to joining the Company, Mr. Curtin was employed by Montgomery Ward Co., Inc. in various systems and logistics management positions.

     Mr. Finkenstaedt has been associated in various capacities with the Company and its predecessor since 1979. Mr. Finkenstaedt has held various executive positions with the Company and was elected Vice President in 1990.

     Mr. Frank joined the Company in January 1997 and was appointed Vice President -- Merchandising in April 1997. From February 1994 to January 1997 Mr. Frank was senior merchandise manager for Contractor's Warehouse. Prior to that time, Mr. Frank was general manager of merchandising for Builder Marts of America.

     Mr. Hopwood joined the Company in January 1994 and has held management positions with responsibilities in accounting, finance, investor relations and treasury activities. Mr. Hopwood was appointed Vice President -- Finance in February 1998. Prior to 1994, Mr. Hopwood was associated with Goldman Sachs & Company. Mr. Hopwood was also employed by the predecessor of the Company from 1983 until 1990.

     Mr. Logan joined the Company in February 1995 as National Sales Executive and was appointed Vice President -- Sales in January 1997. Prior to joining the Company, Mr. Logan served in various executive capacities with General Electric Company.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is to adopt compensation programs sufficient to attract and assist in retaining qualified executives. These programs consist of base salary and short-term and long-term incentives intended to provide competitive compensation for achieving good results and highly competitive compensation for achieving aggressive objectives. These programs are also intended to motivate management to increase shareholder value and to emphasize stock ownership to align the interests of management with those of shareholders.

BASE SALARY

     The base salary component of an executive's compensation has historically been established, based upon performance, experience and other factors, within the middle of a salary range intended to approximate the ranges of base pay for positions of comparable responsibility in a self-selected group of companies in the building materials distribution industry about which appropriate compensation information is available to the Company (the "Industry Group"). In order to obtain a broader and more representative group for comparison purposes, the Industry Group is more extensive than the companies whose securities are included in the Peer Group Index described in "Comparison of Cumulative Total Return" below. Mr. Wilson's base salary was established in conformity with principles applicable to the Company's other executives.

     As part of the Company's efforts to control costs, effective in 1996, the Company instituted a salary reduction and freeze for senior management, with limited exceptions, and the base salaries of Mr. Wilson and Mr. Kirschner (along with those of certain other executive officers) were reduced five percent and frozen. This freeze remains in place for Mr. Wilson and Mr. Kirschner.

SHORT-TERM INCENTIVES

     Short-term incentives are provided by a cash bonus opportunity established as a target percentage of an executive's base salary and based upon meeting established objectives. For 1997, Mr. Wilson's incentive bonus was solely dependent upon the Company's achieving specific performance objectives for income from operations and net asset turnover. The Company did not meet the income objective, and accordingly no 1997 incentive bonus was paid to Mr. Wilson. 70%, or in two cases 80%, of the incentive bonuses of the Company's other executive officers was based upon the same Company performance objectives with the balance dependent upon individual objectives if the Company's threshold objectives were achieved. Because these threshold objectives were not met, the only 1997 incentive bonuses were discretionary bonuses paid to two executive officers. The Company also paid Mr. Krawczyk a $100,000 bonus during 1997 in accordance with the terms of his hiring in late 1996.

LONG-TERM INCENTIVES

     Awards under the Company's 1993 Long-Term Incentive Plan (the "Incentive Plan") are designed to provide additional incentives to achieve long-term corporate objectives, to promote the identity of the long-term interests of the Company's executives and shareholders and to assist in the retention of executives.

     During 1997, the Compensation and Benefits Committee granted options for an aggregate of 77,800 shares of Wickes Voting Common Stock to executive officers of the Company, including an option for 50,000 shares to Mr. Krawczyk, an option for 15,000 shares to Mr. Frank and an option for 12,800 to another executive officer. In addition, during 1997, the Compensation and Benefits Committee granted options to purchase an additional 23,800 shares of Wickes Voting Common Stock to key employees other than executive officers. The allocation of these stock options was based generally upon level of responsibility and, to a lesser extent, subjective factors.

     In addition, on February 16, 1998, the Committee awarded options for an aggregate of 228,750 shares of Wickes Voting Common Stock to executive officers and other selected key employees, including an option for 60,000 shares for Mr. Wilson (subject to approval of the amendment of the Incentive Plan by the Company's shareholders), an option for 40,000 shares for Mr. Kirschner, an option for 55,000 shares for Mr. Krawczyk (subject to approval of the amendment of the Incentive Plan by the Company's shareholders), and an option for 12,500 shares for Mr. Frank. See "Amendment of 1993 Long-Term Incentive Plan."

     Awards to executive officers are designed to provide long-term incentives comparable to those provided to the senior management of the Industry Group. The Compensation and Benefits Committee is committed to making awards that are deductible to the Company for federal income tax purposes and believes that the awards granted under the Incentive Plan will qualify for the performance-based exemption from the $1 million compensation limit under section 162(m) on the Internal Revenue Code.

                                                         Albert Ernest, Jr.
                                                         Claudia B. Slacik

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below summarizes the compensation paid in the years indicated to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company who were serving as executive officers at December 27, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                  ------------
                                                                                     AWARDS
                                                                                  ------------
                                            ANNUAL COMPENSATION(1)                 SECURITIES
                                 ---------------------------------------------     UNDERLYING      ALL OTHER
           NAME &                        SALARY      BONUS      OTHER ANNUAL        OPTIONS/      COMPENSATION
     PRINCIPAL POSITION          YEAR      ($)        ($)      COMPENSATION(2)      SARS(#)          ($)(3)
     ------------------          ----    ------      -----     ---------------     ----------     ------------
J. Steven Wilson.............    1997    473,400      --            7,200            --              10,300
Chief Executive Officer          1996    474,300      --           18,000            50,000          24,700
                                 1995    490,000      --            3,300            --               4,700
Kenneth M. Kirschner.........    1997    284,000      --            8,400            --              13,700
Vice Chairman                    1996    284,600      --            5,900            30,000          11,400
                                 1995    294,000      --           --                60,000          --
David T. Krawczyk............    1997    259,900    100,000        70,100            50,000           6,600
President
Jimmie J. Frank..............    1997    136,800     75,000        81,200            15,000          --
Vice President
George A. Bajalia............    1997    189,400      --            4,400            --               5,500
Chief Financial Officer          1996    185,900      --            9,800            15,000          17,200
                                 1995    175,100     15,000         5,000            --               8,400

---------------
(1) Certain of the named executive officers received annual compensation consisting of perquisites and personal benefits valued at less than 10 percent of total annual salary and bonus.

(2) Other Annual Compensation includes for 1997: reimbursements for taxes with respect to the taxable portion of long-term disability insurance premiums paid by the Company ($7,200 for Mr. Wilson, $8,400 for Mr. Kirschner, $3,100 for Mr. Krawczyk, and $1,700 for Mr. Bajalia); the taxable portion of reimbursements for living, travel and other personal expenses incurred while away from home on Company business ($37,500 for Mr. Krawczyk, $43,400 for Mr. Frank and $1,600 for Mr. Bajalia); and reimbursements for taxes with respect to these taxable living, travel and other personal expenses ($29,500 for Mr. Krawczyk, $37,800 for Mr. Frank and $1,100 for Mr. Bajalia).

     Includes for 1996: reimbursements for taxes with respect to the taxable portion of long-term disability insurance premiums paid by the Company ($18,000 for Mr. Wilson, $5,900 for Mr. Kirschner, and $1,600 for Mr. Bajalia); reimbursement of $1,500 to Mr. Bajalia for expenses incurred while away from home on Company business; and reimbursement of $6,700 to Mr. Bajalia for taxes with respect to these personal and certain moving expenses.

     Includes for 1995: reimbursements for taxes with respect to the taxable portion of long-term disability insurance premiums paid by the Company ($3,300 for Mr. Wilson and $3,500 for Mr. Bajalia); and reimbursement of $1,500 to Mr. Bajalia for expenses incurred while away from home on Company business.

(3) All Other Compensation includes for 1997: payment of premiums for long-term disability insurance ($10,300 for Mr. Wilson, $9,700 for Mr. Kirschner, $4,000 for Mr. Krawczyk and $2,500 for Mr. Bajalia); the Company's contributions to the executives' accounts under the Company's 401(k) plan ($4,000 for Mr. Kirschner and $3,000 for Mr. Bajalia); and reimbursement of $2,600 to Mr. Krawczyk for certain moving expenses.

    Includes for 1996: payment of premiums for long-term disability insurance ($24,700 for Mr. Wilson, $8,400 for Mr. Kirschner and $2,400 for Mr. Bajalia); the Company's contributions to the executives' accounts under the Company's 401(k) plan ($3,000 for Mr. Kirschner and $3,800 for Mr. Bajalia); and reimbursement of $11,000 to Mr. Bajalia for certain moving expenses.

    Includes for 1995: payment of premiums for long-term disability insurance ($4,700 for Mr. Wilson and $4,500 for Mr. Bajalia); and the Company's $3,900 contribution to Mr. Bajalia's account under the Company's 401(k) plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information regarding grants of options during fiscal 1997 to each of the named executive officers.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                 NUMBER OF      % OF TOTAL                                ANNUAL RATES OF STOCK
                                 SECURITIES    OPTIONS/SARS                              PRICE APPRECIATION FOR
                                 UNDERLYING     GRANTED TO    EXERCISE OR                      OPTION TERM
                                OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
             NAME                 GRANTED      FISCAL YEAR      ($/SH)         DATE        5%($)        10%($)
             ----               ------------   ------------   -----------   ----------     -----        ------
J. Steven Wilson..............     --             --             --            --           --           --
Kenneth M. Kirschner..........     --             --             --            --           --           --
David T. Krawczyk.............     50,000          48.4          $5.00       5/18/07      $157,300     $398,500
Jimmie J. Frank...............     15,000          14.5          $5.63       2/17/07      $ 53,100     $134,500
George A. Bajalia.............     --             --             --            --           --           --

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

     The following table contains information regarding the values of certain unexercised options to purchase shares of Wickes Voting Common Stock held by the named executive officers at the end of fiscal 1997. No options were exercised by these persons in fiscal 1997.

                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                           OPTIONS/SARS                OPTIONS/SARS
                                                           AT FY-END(#)                AT FY-END($)
                                                     -------------------------   -------------------------
                       NAME                          EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                       ----                          -------------------------   -------------------------
J. Steven Wilson...................................       24,000/126,000                 --
Kenneth M. Kirschner...............................        14,200/75,800                 --
David T. Krawczyk..................................             0/80,000                 --
Jimmie J. Frank....................................             0/15,000                 --
George A. Bajalia..................................        14,250/30,750                 --

                                 EMPLOYEE PLANS

1993 LONG-TERM INCENTIVE PLAN

     For a description of the Incentive Plan as currently in effect and as amended, see "Amendment of 1993 Long-Term Incentive Plan."

DIRECTOR INCENTIVE PLAN

     Operation of Plan. The Director Incentive Plan was originally adopted by the Board of Directors on October 6, 1993, and approved by the Company's shareholders on October 14, 1993. The Director Incentive Plan was amended and restated by the Board of Directors on February 22, 1994, subject to the approval of the Company's shareholders, which was received on May 10, 1994.

     Under the Director Incentive Plan, any individual who serves as a member of the Company's Board of Directors can be granted (either alone or in tandem) stock options, stock appreciation rights, restricted shares, performance shares or performance units. A total number of 75,000 shares are reserved for issuance under the Director Incentive Plan.

     The Director Incentive Plan is administered by the Compensation and Benefits Committee of the Board of Directors and must consist of not less than two members of the Board of Directors.

     Stock Options. The Director Incentive Plan provides for the automatic grant to each director who is not an employee of the Company of an option to acquire 1,000 shares of Wickes Voting Common Stock on January 1 of each year. Accordingly, options for 1,000 shares with an exercise price of $4.125 and $3.063 were issued in January 1997, and January 1998, respectively, to each of the Company's five non-employee directors. The Director Incentive Plan also provides for discretionary stock option grants on terms prescribed by the Compensation and Benefits Committee, provided that the exercise price of such options may be not less than the fair market value of Wickes Voting Common Stock on the date of grant.

     Election to Receive Shares in Lieu of Fees. Under the Director Incentive Plan, directors may make an annual irrevocable election to receive up to 100% of their annual retainer and committee fees, which are payable quarterly, in the form of stock. Such election must be made in writing prior to July 1 in the year prior to the year for which the election is made, and shares will be issued on January 1, April 1, July 1 and October 1 of each year. Shares so received may not be sold, assigned, transferred, pledged or otherwise encumbered while the director is serving on the Board and until the later of (i) three months from the last date that the Director Participant served as a director of the Company and (ii) six months from the date of purchase of such Shares.

401(K) PLAN

     The Company has in effect a savings and retirement plan (the "401(k) Plan"). All employees who are at least 21 years of age and have met certain service requirements are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 2% to 8% of his or her gross pay or after-tax contributions of from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. The Company currently matches 50% of the first 5% of an employee's contribution. Certain long-time employees are entitled to receive an additional 1% or 3% of gross pay. Each participant invests his individual account in selected investment alternatives as directed by the trustee of the 401(k) Plan, including a fund that invests primarily in shares of Wickes Voting Common Stock. The Company may in its discretion make a profit sharing contribution to the 401(k) Plan, which may be made in cash or in shares of Wickes Voting Common Stock. Shares of Wickes Voting Common Stock so contributed by the Company do not become subject to the investment control of the participants until the calendar year following the date of contribution.

1994-5 SENIOR EXECUTIVE COMPENSATION PACKAGE

     The Wickes Inc. 1994-5 Senior Executive Compensation Package (the "Package") was adopted by the Compensation and Benefits Committee on November 30, 1994 as a standard package of awards under the 1993 Long-Term Incentive Plan and was approved by the Company's shareholders at the 1995 Annual Meeting. The Package consists of two components: (i) a Long-Term Stock Option to purchase shares of Wickes Voting Common Stock with an exercise price per share equal to the higher of $15.00 or the fair market value of Wickes Voting Common Stock on the date of grant and (iii) a Long-Term Performance Bonus payable after the end of the Company's fiscal year 1998 if the Company meets certain minimum performance tests.

SPECIAL SEVERANCE AND STAY INCENTIVE BONUS PLAN

     On November 25, 1997, the Compensation and Benefits Committee adopted the Special Severance and Stay Incentive Bonus Plan (the "Stay Plan"). The Stay Plan was implemented in order to provide the Company with the ability to retain selected key employees during the Company's consideration and implementation of strategic and operational alternatives.

     The Stay Plan consists of two types of awards: special severance awards and stay incentive bonuses. Special severance bonuses are payable to participants whose employment is terminated by the Company during a defined period other than for cause or disability. Special severance bonuses consist of a lump sum in cash equal to the participants' bonus percentages multiplied by their deemed base compensation. Stay incentive bonuses are payable to participants who have remained a Company employee through any Group Transfer (as defined) or Change of Control (as defined). Stay incentive bonuses consist of a lump sum in cash equal to the participants' bonus percentages multiplied by their deemed base compensation. Participants may elect, in lieu of any special severance bonus or stay incentive bonus, to receive any severance benefits for which they are then otherwise eligible under any Company severance plan (other than the Stay Plan).

     Through March 31, 1998, twelve key employees have been selected by the Committee to participate in the Stay Plan. The bonus percentages of Mr. Kirschner, Mr. Krawczyk and Mr. Bajalia under the Stay Plan are 200%, and that of Mr. Frank is 100%.

                                  AMENDMENT OF
                         1993 LONG-TERM INCENTIVE PLAN

     The Amendment

     The sole purpose and effect of the proposed amendment of the 1993 Long-Term Incentive Plan is to increase from 50,000 to 60,000 the limit on the number of shares of Wickes Voting Common Stock that may be the subject of award grants to any participant in any calendar year.

     General

     The 1993 Long-Term Incentive Plan (the "Incentive Plan") was originally adopted by the Board of Directors on October 6, 1993, and approved by the Company's shareholders on October 14, 1993. The Incentive Plan was amended and restated by the Compensation and Benefits Committee on November 30, 1994, effective upon approval of the Company's shareholders at the 1995 Annual Meeting. The Incentive Plan was further amended by the Compensation and Benefits Committee on December 11, 1996, effective upon approval of the Company's shareholders at the 1997 Annual Meeting and on February 16, 1998, subject to the approval of the Company's shareholders at the Meeting.

     Operation of the Plan

     The Incentive Plan consists of two separate sub-plans, the "Wickes Inc. Non-director Employee Incentive Sub-Plan" (the "Non-Director Sub-Plan") and the "Wickes Inc. Employee-Director Incentive Sub-Plan" (the "Employee-Director Sub-Plan"), each of which is administered by the Compensation and Benefits Committee, which must continue to consist of not less than two members of the Board of Directors. The current members of the Compensation and Benefits Committee are Mr. Ernest and Ms. Slacik. The members of the Compensation and Benefits Committee are not eligible to receive Awards under the Incentive Plan. The Compensation and Benefits Committee has authority to administer the plan and to determine participants, awards and terms and conditions of awards, including, in its sole discretion, the establishment of annual financial and performance goals of the Company which will be considered in determining awards.

     Awards under the Non-Director Sub-Plan may be granted only to any employee of the Company or any Related Entity whom the Compensation and Benefits Committee identifies as having a direct and significant effect on the performance of the Company or such Related Entity. Members of the Board of Directors of the Company are ineligible to receive Awards under the Non-Director Sub-Plan. Awards under the Employee-Director Sub-Plan may be granted only to any employee of the Company or any Related Entity who serves as a member of the Board of Directors of the Company.

     A total of 835,000 shares are reserved for issuance under the Incentive Plan. Approximately 3,600 employees of the Company are currently eligible to participate.

     Stock Options. Under the Incentive Plan, key employees are eligible to receive "incentive stock options" ("incentive options") qualifying under Section 422 of the Internal Revenue Code or "non-qualified options" which do not qualify under Section 422 of the Code ("non-incentive options") to purchase shares of Wickes Voting Common Stock. Options are exercisable at such time and on such terms as the Compensation and Benefits Committee determines, except that the exercise price of any option granted may not be less than the fair market value (110% of fair market value in the case of incentive stock options granted to holders of more than 10 percent of Wickes Voting Common Stock) per share of Wickes Voting Common Stock on the date of grant. No incentive options may be granted after ten years from the date of adoption of the plan. Subject to certain additional limitations, no option by its terms is exercisable after the expiration of 10 years (5 years in the case of incentive stock options granted to holders of more than 10 percent of Wickes Voting Common Stock) from the date of grant, or such other period (in the case of non-qualified options) or such shorter period (in the case of incentive options) as the Compensation and Benefits Committee in its sole discretion may determine. Unless the Compensation and Benefits Committee determines otherwise, stock options are exercisable only if the holder is an officer or employee of the Company at the time of exercise (subject to certain grace periods). Stock options are not transferable, except by will and by the laws of descent and distribution. Options become exercisable as determined by the Compensation and Benefits Committee.

     Subject to certain limitations in the case of incentive options, an optionee under the Incentive Plan must pay the full option price upon exercise of an option (i) in cash, (ii) with the consent of the Compensation and Benefits Committee, by delivering shares of Wickes Voting Common Stock already owned by such optionee (including shares to be received upon exercise of the option) and having a fair market value at least equal to the exercise price or (iii) in any combination of the foregoing. The Compensation and Benefits Committee may require the optionee to satisfy the Company's federal tax withholding obligations with respect to the exercise of options by (a) additional withholding from the optionee's salary, (b) requiring the optionee to pay in cash, (c) reducing the number of shares of Wickes Voting Common Stock to be issued or (d) other method selected by the Compensation and Benefits Committee.

     Option Grants. The Compensation and Benefits Committee granted options (other than executive officers) to selected key employees for 23,800 shares of Wickes Voting Common Stock in May 1997. These options are intended to be incentive options and vest in equal installments over a three-year period. The exercise price of these options is $5.00 per share.

     In addition, in February 1997 the Compensation and Benefits Committee granted option for 15,000 and 12,800 shares of Wickes Voting Common Stock to Mr. Frank and another executive officer of the Company. These options are intended to qualify as incentive stock options and generally become exercisable on January 1, 2001 at an exercise price per share of $5.625. Also, in May 1997 the Compensation and Benefits Committee granted option for 50,000 shares of Wickes Voting Common Stock to Mr. Krawczyk. This option is intended to qualify as an incentive stock option and generally becomes exercisable on January 1, 2001 at an exercise price per share of $5.00.

     In addition, subject to shareholder approval of the amendment of the Incentive Plan, the Compensation and Benefits Committee made the following additional grants to executive officers and other key employees of the Company in February 1998:

                                                              NO. OF SHARES
                                                               SUBJECT TO
                     NAME AND POSITION                        OPTION GRANTS
                     -----------------                        -------------
J. Steven Wilson............................................      60,000
Chairman Chief Executive Officer
Kenneth M. Kirschner........................................      40,000
Vice Chairman
David T. Krawczyk...........................................      55,000
President
Jimmie J. Frank.............................................      12,500
Vice President
All current executive officers as a group...................     196,250
All employees (other than executive officers) as a group....     228,750

     These options are intended to qualify as incentive stock options (except in the case of Mr. Wilson, Mr. Kirschner and Mr. Krawczyk) and generally (i) become exercisable in equal installments on January 1 of 1999, 2000 and 2001 (subject to the acceleration provisions discussed below) at an exercise price per share of $3.41, (ii) subject to certain additional limitations, may not be exercised after ten years from the date of grant, and (iii) are exercisable only within certain periods after the grantee ceases to be an employee of the Company. These options become exercisable in full upon the occurrence of certain changes in control or upon the termination of the grantees' employment by the Company without cause after December 31, 1998 and become exercisable for 50% of the subject shares upon the termination of the grantees' employment by the Company without cause during 1998. These options are not transferable, except by will and by the laws of descent and distribution.

     On February 16, 1998, the date of the grant of the options discussed in the immediately preceding paragraph, the last sale price of Wickes Voting Common Stock on the Nasdaq National Stock Market was $3.406. On April 13, 1998, the last sale price of Wickes Voting Common Stock on the Nasdaq National Stock Market was $6.75.

     Federal Income Tax Consequences. The anticipated federal income tax consequences in respect of awards of stock options under the Incentive Plan are generally as described below.

     An optionee will not recognize any taxable income at the time a stock option is granted and the Company will not be entitled to a federal income tax deduction at that time.

     No ordinary income will be recognized by the holder of an incentive option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal 'alternative minimum tax' at the date of exercise. If the optionee holds the shares for two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other 'disqualifying disposition' within two years after the date of grant or within one year after date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price (the bargain purchase element) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a 'disqualifying disposition' will be taxable as a capital gain to the holder. The Company will not be entitled to a federal income tax deduction for the capital gain amount.

     Upon the exercise of a non-incentive option, taxable ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

     Registration of Shares. The Company has registered the shares issuable pursuant to the Incentive Plan under the Securities Act of 1933.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE 1993 LONG-TERM INCENTIVE PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1997, the Company paid approximately $925,000 to an affiliate of the Company's chairman for use of a corporate aircraft and $364,000 to Riverside for costs related to services provided to the Company during 1997 by certain employees of Riverside.

     In June of 1996, the Company entered into a mortgage lending agreement with Riverside. Pursuant to this agreement, in exchange for providing home construction loans to the Company's customers the Company reimbursed $1,045,000 to Riverside for certain start-up expenses. In late 1997, this affiliate's involvement in the program, and the Company's reimbursement obligation, ceased.

     During 1997, the Company paid a law firm in which Mr. Kirschner was a shareholder $665,000 for legal services provided to the Company.

     In February 1998, the Company sold its internet and utilities marketing operations to Riverside as a result of the determination made by the Company to discontinue or sell non-core operations. In consideration, the Company received Riverside's $870,000 three-year unsecured promissory note and Riverside's agreement to pay ten percent of the future net income of these operations, subject to a maximum of $429,249 plus interest. The terms of the transaction were approved by a committee of the disinterested members of the Company's board of directors.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     The following reports with respect to the Company filed under Section 16(a) of the Securities Exchange Act of 1934 during or with respect to 1996 were not filed on a timely basis: Riverside and one of its subsidiaries each filed late a Statement of Changes in Beneficial Ownership on Form 4 reporting one transaction; and Ms. Slacik filed late her Annual Statement of Changes in Beneficial Ownership with respect to 1997.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

     The graph below compares the performance of Wickes Voting Common Stock with the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Stock Market -- U.S.") and with a Peer Group Index (as described below) by showing the cumulative total return, through December 31, 1997, an investor would have received on each from investing $100 in each on September 30, 1993 (October 15, in the case of Wickes Voting Common Stock) and reinvesting all dividends received. The Peer Group Index includes the common stock of the following companies included on a list compiled by Nasdaq of companies whose common stock is traded on Nasdaq and whose primary Standard Industrial Classification is Lumber and Other Building
Materials: BMC West Corporation, National Home Centers, Inc., the Company and Wolohan Lumber Co. This Peer Group Index has been weighted for market capitalization.

                                      LOGO

                              APPROVAL OF AUDITORS

     The Board of Directors recommends approval of the appointment of Coopers & Lybrand L.L.P., certified public accountants, as the independent auditors of the Company for the 1998 fiscal year. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

     The enclosed Proxy confers upon the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with their best judgment with respect to any other matters which may come before the Meeting. The Board of Directors does not know of any such matters; however, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

     Securities and Exchange Commission regulations permit shareholders to submit proposals for consideration at the Company's annual meetings of shareholders. Any such proposals for the Company's annual meeting of shareholders to be held in 1999 must be submitted in writing to the Company no later than December 23, 1998, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in the proxy materials relating to that meeting.

                                   FORM 10-K

     UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER OF RECORD ON APRIL 10, 1998 A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 27, 1997. REQUESTS SHOULD BE DIRECTED TO JAMES A. HOPWOOD, VICE PRESIDENT -- FINANCE, 706 NORTH DEERPATH DRIVE, VERNON HILLS, ILLINOIS 60061.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by employees of the Company, without additional compensation. The Company does not expect to pay any compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to the principals and obtaining their proxies.

     SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. SHAREHOLDERS PRESENT AT THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

Dated: April 22, 1998

PROXY


                                  WICKES INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1998


The undersigned hereby constitutes and appoints J. Steven Wilson and Kenneth M. Kirschner, and each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) (the "Proxy Agents"), to vote all of the shares of Wickes Inc. owned by the undersigned on April 10, 1998 at the Annual Meeting of Shareholders of Wickes Inc. to be held at the executive offices of the Company located at 706 North Deerpath Drive, Vernon Hills, Illinois 60061 on Monday, May 18, 1998 at 9:00 a.m., Central Daylight Time (including adjournments), with all powers that the undersigned would possess if personally present.


                          (Continued on Reverse Side)






-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                              Please mark
                                                              your votes as  [X]
                                                              indicated in
                                                              this example


THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE AND PROPOSAL.

1. Election of Directors:

WITH AUTHORITY                              WITHHOLD
to vote for all nominees    [ ]             AUTHORITY             [ ]
listed (except as marked                    to vote for
to the contrary).                           all nominees listed.


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

                                   Nominees:
                               Albert Ernest, Jr.
                                William H. Luers
                               Claudia B. Slacik


2. To consider for approval an amendment        FOR       AGAINST      ABSTAIN
to the Company's Amended and Restated          [   ]       [   ]        [   ]
1993 Long-Term Incentive Plan.


3. To approve the appointment of Coopers &      FOR       AGAINST      ABSTAIN
Lybrand L.L.P. as independent auditors for     [   ]       [   ]        [   ]
the Company.


             I plan to attend this meeting __________________


             Should any other matter requiring a vote of the Shareholders arise, the above-named Proxy Agents and each of them, are authorized to vote the share represented by this Proxy as their judgment indicates in the best interest of Wickes Inc.


             IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.




             ________________________________________________
             Signature of Shareholder



             ________________________________________________
             Signature of Shareholder



             Dated: _______________________, 1998



             PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


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                              FOLD AND DETACH HERE



To Our Stockholders:


Whether or not you are able to attend our 1998 Annual Meeting of Stockholders, it is important that your shares be represented, no matter how many shares you own. Accordingly, please complete and sign the proxy provided above, detach it at the perforation, and mail it in the enclosed postage paid envelope.

We look forward to receiving your voted proxy at your earliest convenience.